UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]
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[    ] Preliminary Proxy Statement
[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[    ] Definitive Proxy Statement
[ x ] Definitive Additional Materials
[    ] Soliciting Material Under Rule 14a-12

RENASANT CORPORATION
(Name of Registrant as Specified in its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[    ] Fee paid previously with preliminary materials.

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] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

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Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held at 1:30 p.m., April 22, 2014.

Name
Address
City, State Zip Code

As part of our efforts to cut expenses and conserve the environment, Renasant Corporation has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper usage. Our 2014 proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (which serves as our annual report to shareholders) and our proxy card are available at: http://www.cfpproxy.com/5439.
The annual shareholder meeting will be held at 1:30 p.m. on April 22, 2014, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827. The matters to be covered are noted below:

1.	To elect one Class 1 director for a one-year term expiring in 2015: Hugh S. Potts, Jr.

2.	To elect one Class 2 director for a two-year term expiring in 2016: Hollis C. Cheek

3.	To elect six Class 3 directors for a three-year term expiring in 2017: William M. Beasley, Richard L. Heyer, Jr., Marshall H. Dickerson, J. Niles McNeel, R. Rick Hart, Michael D. Shmerling

4.	To adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers as described in the proxy statement.

5.	To ratify the appointment of Horne, LLP as our independent registered public accountants for 2014.

6.	To transact such other business as may properly come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any such other business.
Shareholder of record at the close of business on February 21, 2014 are entitled to vote at the Meeting.
Your Board of Directors recommends a vote “FOR” each of the above proposals.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet; it does not enable you to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Annual Meeting. You may vote on-line, by phone, by mail or in person (the website address and telephone number for voting will be listed on the proxy card). If you wish to vote on-line or by phone, you will need your Shareholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you wish to attend the annual meeting, our proxy statement includes instructions about how to obtain driving directions.
If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by April 11, 2014 to facilitate timely delivery. You will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405; or

•	Visit our website at http://www.cfpproxy.com/5439; or

•	Send us an email at fulfillment@rtco.com.
and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line. You can also use this same phone number, website or email address to request that paper copies of our proxy materials for future shareholder meetings be sent to you.
We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, you must vote your proxy for your shares to be represented and voted for the election of directors. Please help save the company additional solicitation costs by voting today.
Thank you for your continued support!

‘Shareholder Control Number’